SHOPPING CENTER LEASE
WILLOW CREEK SHOPPING CENTER

THIS SHOPPING CENTER LEASE (this "Lease") is entered into as of the 1st day of August, 2002, between REAM FIESTA VILLAGE, LTD., a Utah limited partnership ("Landlord"), whose address is 160 East Claybourne Avenue, Salt Lake City, Utah 84115, and TWO SUNS, L.L.C., a Utah limited liability company ("Tenant"), whose address is 9005 Cobbie Canyon Lane, Sandy, Utah 84093.

FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1.

Definitions. Each of the following words and phrases shall have the meaning set forth:

"Adjustment Date" (for purposes of Paragraph 4.2.1) means N/A

"Basic Monthly Rent" means the following amount(s) per calendar month for the period(s) indicated, subject to Paragraph 4.2:

Period(s)	Basic Monthly Rent

1-12	$1,345.00
13-24	1,345.00
25-36	1,345.00
37-48	1,345.00
49-60	1,345.00

"Commencement Date” means August 1, 2002.

"Common Areas", means the parking areas, roadways, pedestrian sidewalks, mall areas (whether open or closed), delivery areas, trash storage and removal areas, landscaped areas, security areas, public washrooms and all other areas or improvements that may be provided by Landlord for the common use of the tenants in the Shopping Center.

"Expiration Date" means the date which is five (5) years after the Commencement Date, plus any partial calendar month occurring between the Commencement Date and the first day of the first full calendar month following the Commencement Date.

"Identified Items" (for purposes of Paragraph 4.3.2) means, collectively, the following: N/A

"Occupants" means, collectively, any assignee, subtenant, employee, agent, licensee or invitee of Tenant.

”Permitted Use” Means the operation of a tanning salon only (provided that Landlord makes no representation or warranty that such use is permitted under applicable law), and no other purpose.  Tenant shall have an exclusive right to sell items provided this exclusion does not violate any other exclusive in any existing lease.

”Premises” mean Store 15 consisting of 1,614 net usable square feet, shown as the crosshatched area on the attached Exhibit A,, located in the Willow Creek Shopping Center (the "Shopping Center"), situated at 8663 Sough Highland Drive (the corner of Highland Drive and Alta Canyon Drive), Sandy, Salt Lake County, Utah. The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, and the land beneath the floor of the Premises and the pipes, ducts, conduits, wires, fixtures and equipment above the suspended ceiling and structural elements that serve the Premises or the 'Shopping Center. Landlord's reservation includes the right to install, inspect, maintain, use, repair, alter and replace those areas and items and to enter the Premises in order to do so.

"Security Deposit" means $1,000.00

"Tenant" means each person executing this Lease as a Tenant under this Lease. If more than one person is set forth on the signature line as Tenant, the liability of those persons under this Lease shall be joint and several. If more than one Tenant exists, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all persons comprising, Tenant.

"Tenant's Percentage of Operating Expenses" means 1.26% percent, which is the result obtained by dividing the net usable square feet of the Premises by the net: usable square feet of all premises within the Shopping Center, as reasonably determined by Landlord (1,614 / 128,048). Tenant's Percentage of Operating

Expenses shall generally be as stated above, but Tenant acknowledges that there are certain operating expenses that are not shared by all the tenants in the Shopping Center and Tenant's Percentage of Operating Expenses shall be adjusted accordingly.

"Tenant's Trade Name" means Malibu Club Tan

”Term”  means the period commencing at 12:01 a.m. of the Commencement Date and expiring at midnight of the Expiration Date.

2.

Agreement of Lease; Improvement.  Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, in accordance with provisions set forth in this Lease.  The Premises shall be delivered by Landlord and accepted by Tenant in their "as-is" condition, and Landlord shall not be obligated to make any improvements or repairs to-the Premises. Tenant has had an opportunity to, and to have Tenant's architects, engineers and other consultants, inspect the Premises and Tenant has found the Premises fit for Tenant's use. Tenant accepts the Premises with all systems (roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility and plumbing) in good working order and repair.

3.

Term Commencement date. Tenant's obligation to pay rent under this Lease shall commence on the Commencement Date and shall be for the Term.

4.

Rent.

4.1

Basic Monthly Rent. Tenant covenants to pay to Landlord without abatement, deduction, offset, prior notice or demand the Basic Monthly Rent in lawful money of the United States in consecutive monthly installments at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, on the Commencement Date the Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per-diem basis and for the first full calendar month occurring after the Commencement Date. If this Lease expires or terminates on a day other than the last day of a calendar month, the Basic Monthly Rent for such fractional month shall be prorated on a daily basis.

5.

Operating Expenses.

5.1 Definitions. Each of the following words and phrases shall have the meaning set forth:.

5.1.1 "Estimated Operating Expenses" means the projected amount of Operating Expenses for any given Operating Year as estimated by Landlord, in Landlord's reasonable discretion.

5.1.2 "Operating Expenses" means, collectively, all reasonable costs, expenses and fees incurred or payable by Landlord in connection with this Lease and the ownership, operation, management, maintenance and repair of the Shopping Center, determined in accordance with the reasonable accounting procedures and business practices customarily employed by Landlord, including, without limitation, the following costs, expenses and fees:  real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to such taxes and assessments); rent and gross receipts taxes; assessments levied by any owners association, master parcel owner or other person under a common maintenance regime; removal of snow, ice, trash and other refuse; landscaping, cleaning, janitorial, parking and security services; fire protection; utilities; supplies and materials; insurance; licenses, permits and inspection; advertising; seasonal, holiday and other decoration, promotions and activities; marketing; management services; music and other entertainment; administrative services, including, without limitation, legal, consulting and accounting services; labor and personnel; reasonable reserves for Operating Expenses; rental or a reasonable allowance for depreciation of personal property; improvements to and maintenance and repair of the Shopping Center and all equipment used in the Shopping Center; and that part of office rent or the rental value of space in the Shopping Center. All Operating Expenses shall be computed on an annual basis. Tenant shall have sole responsibility for and shall pay when due all taxes, assessments, charges and fees levied by any governmental or quasi-governmental authority on Tenant's use of the Premises or any leasehold improvements, personal property or fixtures kept or installed on the Premises by Tenant. If any of Tenant's leasehold improvements, personal property or fixtures are assessed and taxed with the Shopping Center, Tenant shall, within ten (10) days after delivery to Tenant of a written statement setting forth the amount of taxes applicable to Tenant's leasehold improvements, personal property or fixtures, pay such amount to Landlord.

5.1.3 "Operating Year" means each calendar year ending during the Term and the calendar year ending on or immediately following the last day of the Term.

5.1.4 "Tenant's Estimated Share of Operating Expenses" means the result obtained by multiplying Tenant's Percentage of Operating Expenses by the Estimated Operating Expenses. Tenant's Estimated Share of Operating Expenses for any fractional Operating Year shall be calculated by determining Tenant's Estimated Share of Operating Expenses for the relevant Operating Year and then prorating such amount over such fractional Operating Year.

5.1.5 "Tenant's Share of Operating Expenses" means the result obtained by multiplying Tenant's Percentage of Operating Expenses by the Operating Expenses. Tenant's Share of Operating Expenses for any fractional Operating Year shall be calculated by determining Tenant's Share of Operating Expenses for the relevant Operating Year and then prorating such amount over such fractional Operating Year.

5.2 Payment of Operating Expenses. In addition to the Basic Monthly Rent and the Percentage Rent, Tenant covenants to pay to Landlord without abatement, deduction, offset, prior notice (except as provided in this Paragraph 5) or demand Tenant's Share of Operating Expenses in lawful money of the United States at such place as Landlord may designate, in accordance with the provisions of this Paragraph 5, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date. Prior to each Operating Year after the Commencement Date, if reasonably practicable, Landlord shall furnish Tenant with a written statement (the "Estimated Operating Expenses Statement") showing in reasonable detail the computation of Tenant's Estimated Share of Operating Expenses. On or prior to the Commencement Date, and on the first day of each month following the Commencement Date, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Estimated Share of Operating Expenses as specified in the Estimated Operating Expenses Statement for such Operating Year. If Landlord fails to give Tenant an Estimated Operating Expenses Statement prior to any Operating Year, Tenant shall continue to pay on the basis of the Estimated Operating Expenses Statement for the prior Operating Year until the Estimated Operating Expenses Statement for the current Operating Year is received. If at any time it appears to Landlord that the Operating Expenses will vary from Landlord's original estimate, Landlord may deliver to Tenant a revised Estimated Operating Expenses Statement for such Operating Year, and subsequent payments by Tenant for such Operating Year shall be based on such revised statement. Within a reasonable time after the expiration of any Operating Year, Landlord shall furnish Tenant with a written statement (the "Actual Operating Expenses Statement") showing in reasonable detail the computation of Tenant's Share of Operating Expenses for such Operating Year and the amount by which such amount exceeds or is less than the amounts paid by Tenant during such Operating Year. If the Actual Operating Expenses Statement indicates that the amount actually paid by Tenant for the relevant Operating Year is less than Tenant's Share of Operating Expenses for such Operating Year, Tenant shall pay to Landlord such deficit within thirty (30) days after delivery of the Actual Operating Expenses Statement. Such payments by Tenant shall be made notwithstanding that the Actual Operating Expenses Statement is furnished to Tenant after the expiration of the Term or sooner termination of this Lease. If the Actual Operating Expenses Statement indicates that the amount actually paid by Tenant for the relevant Operating Year exceeds Tenant's Operating Expenses for such Operating Year, such excess shall be applied against any amount then payable or to become payable by Tenant under this Lease. No failure by Landlord to require the payment of Tenant's Share of Operating Expenses for any period shall constitute a waiver of Landlord's right to collect such amount for such period or for any subsequent period. Nothing contained in this Paragraph 5 shall be construed so as to reduce the Basic Monthly Rent.

5.3 Resolution of Disagreement. Every statement given to Tenant by Landlord under this Lease, including, without limitation, any statement given to Tenant pursuant to Paragraph 5.2, shall be conclusive and binding on Tenant unless within fifteen (15) days after the receipt of such statement Tenant notifies Landlord that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement between Landlord and Tenant, Tenant shall, within thirty (30) days after receipt of such statement, pay the amounts set forth in such statement in accordance with such statement, and such payment shall be without prejudice to Tenant's position. If such dispute exists and it is subsequently determined that Tenant has paid amounts in excess of those then due and payable under this Lease, Landlord, at Landlord's option, shall either apply such excess to an amount to become payable under this Lease or return such excess to Tenant. Landlord shall grant to an independent certified public accountant retained by Tenant reasonable access to Landlord's books and records for the purpose of verifying Operating Expenses incurred by Landlord, at Tenant's expense.

6.

Security Deposit. On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance by Tenant under this Lease. The Security Deposit shall be returned (without interest) to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest under this Lease) after the expiration of the Term or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Paragraph 17 if, at such time, Tenant is not in default under this Lease. If Landlord's interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord's successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit. Landlord may intermingle the Security Deposit with Landlord's own funds, and shall not be deemed to be a trustee of the Security Deposit. If Tenant fails to timely pay or perform any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to, exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expenses, loss or damage which Landlord may incur by reason of Tenant's failure, including any damage or deficiency in the reletting of the Premises. If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount. Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid in full Tenant's Share of Operating Expenses for the Operating Year in which such expiration or sooner termination occurs. The Security Deposit is not a limitation on Landlord's damages or other rights under this Lease, a payment of liquidated damages, or prepaid rent, and shall not be applied by Tenant to the rent for the last (or any) month of the Term, or to any other amount due under this Lease. If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease and shall be in addition to any other damages to which Landlord is otherwise entitled.

7.

Use and Operation.

7.1

Use. Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose other than for the Permitted Use, and shall not do or permit anything to be done by Tenant's Occupants which may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Shopping Center; (b) create a public or private nuisance, commit waste or interfere with, annoy or disturb any other tenant or occupant of the Shopping Center or Landlord in the operation of the Shopping Center; (c) overload the floors or otherwise damage the structure of the Shopping Center; (d) constitute an improper, immoral or objectionable purpose; (e) violate any present or future governmental or quasi-governmental laws, ordinances, regulations or requirements or any covenants, conditions, and restrictions existing with respect to the Shopping Center; (f) subject Landlord or any other tenant to any liability to any third party; or (g) lower the first-class character of the Shopping Center. Tenant shall, at Tenant's sole cost and expense, (u) operate Tenant's business on the Premises under Tenant's Trade Name only; (v) use the Premises in a careful, safe and proper manner; (w) comply with all present and future governmental or quasi-governmental laws, ordinances, regulations and requirements and any covenants, conditions and restrictions existing with respect to the Shopping Center, including, without limitation, those relating to hazardous substances, hazardous wastes, pollutants or contaminants; (x) comply with the requirements of any board of fire underwriters or other similar body relating to the Premises; (y) keep the Premises free of objectionable noises and odors; and (z) not store, use or dispose of any hazardous substances, hazardous wastes, pollutants or contaminants on the Premises. Except as set forth in this Lease, no representation or warranty has been made to, or relied on by, Tenant concerning the Premises, including, without limitation, the fitness or suitability or the Premise for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement of the Premises. Tenant shall not, without the prior written consent of Landlord, use the name of the Shopping Center for any purpose other than as the address of the business to be conducted by Tenant on the Premises, nor shall Tenant do or permit the doing of anything in connection with Tenant's business or advertising, which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Shopping Center, or confuse or mislead the public as to any relationship between Landlord and Tenant. All of Tenant's advertising in the county in which the Shopping Center is located shall refer to the business conducted at the Premises and shall mention the name of the Shopping Center.

8.              Utilities and Services. Commencing on the date of this Lease, Tenant shall pay all initial utility deposits and fees and monthly service charges for water, electricity, sewage, gas, telephone and other utility services furnished to the Premises. If any such service is not separately metered or billed to Tenant, but rather is billed to and paid by Landlord, Tenant shall pay to Landlord Tenant's pro rata share of the cost of such service, as reasonably determined by Landlord. Landlord shall not be liable for any loss or damage resulting from an interruption of any such service for any reason.

9.

Maintenance and Repairs; Alteration; Access to Premises; Reserved Rights in Common Area.

9.1

Maintenance and Repairs. Tenant, at Tenant's sole cost and expense, shall maintain the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors and locks, window casements and frames, glass and plate glass, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair and in a clean and sanitary condition. The Basic Monthly Rent and all other amounts payable by Tenant to Landlord are absolutely net to Landlord, and Tenant shall, except as otherwise provided in this Lease, pay (either directly or by payment of Tenant's Share of Operating Expenses pursuant to Paragraph 5) for all insurance, taxes, utilities, repairs,: maintenance and all other services and costs relating to the Premises and to Tenant's use of the Premises.

9.2

Alterations. Tenant shall not make any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment), unless such change, addition or improvement: (a) equals or exceeds the then-current standard for the Shopping Center and utilizes only new and first-grade materials; (b) is in conformity with all applicable governmental and quasi-governmental laws, ordinances, regulations and requirements, and is made after obtaining any required permits and licenses; (c) is made pursuant to plans and specifications approved in writing in advance by Landlord; (d) is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and material furnished, and to insure the completion of any change, addition or improvement; (e) is carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured; and (f) is done only at such time and in such manner as Landlord may reasonably specify. Any such change, addition or improvement shall immediately become the property of Landlord. Tenant shall promptly pay the entire cost of any such change, addition or improvement. Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys' fees, which may arise out of, or be connected in any way with such change, addition or improvement. Within ten (10) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

9.3

Access to Premises. Landlord and Landlord's agents, employees and contractors may enter the Premises at reasonable times on reasonable notice to Tenant for the purpose of cleaning, inspecting, altering and repairing the Premises and ascertaining compliance with the provisions of this Lease by Tenant. Landlord shall have free access to the Premises in an emergency. Landlord may also show the Premises to prospective purchasers, tenants or mortgagees at reasonable times. Tenant waives any claim for any damages, injury or inconvenience to, or interference with, Tenant's business, loss of occupancy or quiet enjoyment of the Premises and other loss occasioned by such entry, unless caused by Landlord's willful misconduct or gross negligence. Landlord shall at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance). During the six (6) months prior to the expiration of the Term or sooner termination of this Lease, Landlord may place on the Premises "To Let," "For Sale" or other similar signs.

9.4.

Reserved Rights in Common Area. Landlord reserves the right, at any time or from time to time, to: (a) establish reasonable rules and regulations for the use of the Common Areas (including, without limitation, the delivery of goods and the disposal of trash); (b) use or permit the use of the Common Areas by persons to whom Landlord may grant or may have granted such rights in such manner as Landlord may from time to time designate, including, without limitation, truck and trailer sales and special promotional events; (c) close all or any portion of the Common Areas to make repairs or changes to, to prevent a dedication of, to prevent the accrual of any rights of any person or the public in, or to discourage noncustomer use of or parking on, the Common Areas; (d) construct additional buildings in, or expand existing buildings into, the Common Areas and to change the layout of the Common Areas, including, without limitation, enlarging or reducing the shape and size of the Common Areas, whether by the Addition of buildings, other improvements or any other manner; (e) enter into operating agreements relating to the Common Areas with persons selected by Landlord; and (f) do such other acts in and to the Common Areas as in Landlord's judgment may be desirable. lithe Common Areas are diminished, Landlord shall not be subject to any liability, Tenant shall not be entitled to any compensation or diminution of rent and such diminishment shall not be deemed to be an actual or constructive eviction.

10.

Assignment.

10.1 Prohibition. Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant's interest in this Lease, in whole or in part, permit the use of the Premises or any part of the Premises by any persons other than Tenant or Tenant's employees, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion for any reason or for no reason. Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease. If Tenant is a corporation, an unincorporated association or a partnership, the assignment, transfer, mortgage, encumbrance, pledge or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this paragraph. Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding on any person holding by, under or through Tenant. At Landlord's option, any assignment or sublease without Landlord's prior written consent shall be void.

10.2 Termination. If Tenant requests Landlord's consent to an assignment of this Lease or to a subleasing of the whole or any part of the Premises, Tenant shall submit to Landlord the terms of such assignment or subleasing, the name and address of the proposed assignee or subtenant, such information relating to the nature of such assignee's or subtenant's business and finances as Landlord may reasonably require and the proposed effective date (the "Effective Date") of the proposed assignment or subleasing (which Effective Date shall be neither less than thirty (30) nor more than ninety (90) days following the date of Tenant's submission of such information). On receipt of such request and all such information from Tenant, Landlord may, by notice within thirty (30) days after such receipt, terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to sublease a portion of the Premises only, terminate this Lease with respect to such portion, in each case as of the Effective Date, unless within five (5) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request. Such right to terminate shall be for any reason, including, without limitation, the right to retain all profits of such assignment or sublease. If Landlord shall exercise such termination right, Tenant shall surrender possession of the entire Premises or the portion which is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of paragraph 17. If this Lease is terminated as to a portion of the Premises only, the rent payable by Tenant under this Lease shall be abated proportionately commencing as of the Effective Date, based on the percentage of the Premises as to which this Lease has been terminated.

10.3 Landlord's Rights. If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord's consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved under this Lease, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor shall such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease. No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and Tenant's assignee or subtenant, as the case may be, shall be jointly and severally primarily liable for such payment and performance. Tenant shall reimburse Landlord for Landlord's attorneys' and other fees and costs incurred in connection with both determining whether to give consent and giving consent. No assignment or subleasing under this Lease shall be effective unless and until Tenant provides the Landlord an executed counterpart of the assignment or sublease agreement, which shall specifically state that (a) such agreement is subject to all of the provisions of this Lease; (b) in the case of an assignment, the assignee assumes and agrees to perform all of Tenant's obligations under the Lease; (c) the assignee or subtenant, as the case may be, may not further assign such agreement, or allow the Premises to be used by others, without the prior written consent of Landlord in each instance; (d) a consent by Landlord to such assignment or subleasing shall not be deemed or construed to modify, amend or affect the provisions of this Lease or Tenant's obligations under this Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the assignment or sublease had not been made; (e) if Tenant defaults in the payment of any amounts due under this Lease, Landlord is authorized to collect any rents or other amounts due from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the sums reserved in this Lease; and (f) the receipt by Landlord of any amounts from an assignee, subtenant or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations under this Lease or the acceptance of that party as a direct tenant. If all or any portion of the Premises is assigned or subleased and the compensation to be received by Tenant exceeds the Basic Monthly Rent (or pro rata portion of the Basic Monthly Rent, as the case may be) applicable to the portion being assigned or sublease, Tenant shall pay such excess to Landlord on the first day of each calendar month.

11.

Indemnity: Waiver and Release.

11.1 Indemnity. Tenant shall indemnify, defend and hold harmless Landlord and

Landlord's employees and agents from and against all demands, claims, causes of action, judgments, losses, damages (including consequential damages), liabilities, fines, penalties, costs and expenses, including attorneys' fees, arising from the occupancy or use of the Shopping Center by Tenant or Tenant's Occupants, any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored by Tenant or Tenant's Occupants on the Shopping Center, the conduct of Tenant's business in the Shopping Center, any act or omission done, permitted or suffered by Tenant or any of Tenant's Occupants on the Shopping Center, any default or nonperformance by Tenant under this Lease, any injury or damage to the person, property or business of Tenant or Tenant's Occupants or any litigation commenced by or against Tenant to which Landlord is made a party without fault on the part of Landlord. If any action or proceeding is brought against Landlord, Landlord's employees or Landlord's agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 11.1 shall survive the expiration of the Term or sooner termination of this Lease.

11.2 Waiver and Release. Tenant waives and releases all claims against Landlord and Landlord's employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. In addition, Landlord and Landlord's employees and agents shall not be liable for any loss, injury, death or damage (including any consequential damage) to persons, property or Tenant's business resulting from any theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling object, steam, water, rain, snow, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, construction, repair or alteration of the Premises or other cause beyond Landlord's control.

                               12.           Insurance. On or before the date of this Lease, Tenant shall, at Tenant's sole cost, procure and continue in force the following insurance coverage: (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less that $1,000,000 per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Paragraph 11; (b) fire and extended coverage insurance, including vandalism, malicious mischief, special cause of loss including theft, boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises; and (c) workmen's compensation insurance satisfying Tenant's obligations under the workmen's compensation laws of the State of Utah. Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord and any other person specified from time to time by Landlord as an additional insured, such property insurance shall name Landlord as a loss payee as Landlord's interests may appear, and both such liability and property insurance shall be with companies acceptable to Landlord having a rating of not less than A:XII in the most recent issue of Best's Key Rating Guide, PropertyCasualty. All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord's agents and employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Shopping Center and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other or of any other tenant or occupant of the Shopping Center, for any loss or damage arising from any cause covered by any insurance carried by the waiving party. Landlord and Tenant shall cause their respective insurance carriers to issue appropriate waivers of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver of subrogation rights endorsements. Any mortgage lender interested in any part of the Shopping Center may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee's endorsement to the policy concerned.

13.

Damage or Destruction. If the Premises are partially damaged or destroyed by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, on receipt of the insurance proceeds, repair the Premises to substantially the condition in which the Premises existed immediately prior to such destruction. Landlord's obligation under the preceding sentence shall not exceed the lesser of the cost of the standard improvements installed by Landlord in the Premises, or the proceeds received by Landlord from any insurance policy maintained by Landlord. Until such repair is complete, the Basic Monthly Rent shall be abated proportionately commencing on the date of such damage or destruction as to that portion of the Premises rendered untenantable, if any. If (a) by reason of such occurrence the Premises are rendered wholly untenantable; (b) the Premises are damaged as a result of a risk not covered by insurance; (c) the Premises are damaged in whole or in part during the last twelve (12) months of the Term; (d) the Premises or the Shopping Center (whether or not the Premises are damaged) is damaged to the extent of ten percent (10%) or more of the then-replacement value of either, or to the extent that it would take, in Landlord's opinion, in excess of ninety (90) days to complete the requisite repairs; or (e) insurance proceeds adequate to repair the Shopping Center are not available to Landlord for any reason, Landlord may either elect to repair the damage or cancel this Lease by notice of cancellation within sixty (60) days after such event, and upon receipt of such notice Tenant shall vacate and surrender the Premises to Landlord. If Landlord elects to repair any such damage, any abatement of Basic Monthly Rent shall end on the date of notice given by Landlord to Tenant that the Premises have been repaired. If the damage is caused by the negligence of Tenant or Tenant's Occupants, Basic Monthly Rent shall not abate. Except for abatement of Basic Monthly Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the

Shopping Center. The proceeds of all insurance carried by Tenant on Tenant's furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same. Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant shall be required to restore or replace such furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property on damage or destruction in at least a condition equal to that existing prior to such event.

                            14.          Condemnation. As used in this Paragraph the term "Condemnation Proceedings" means any action or proceeding in which any interest in the Shopping Center is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or by purchase or otherwise in lieu of such exercise. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of the taking. The phrase "as of the date of the taking" means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession. If part, but not all, of the Premises is taken, Landlord may terminate this Lease. Landlord may terminate this Lease if any portion of the Shopping Center (whether or not including the Premises) is taken which, in Landlord's judgment, substantially interferes with Landlord's ability to operate or use the Shopping Center for the purposes for which the Shopping Center was intended. Any such termination must be accomplished through written notice given no later than sixty (60) days after, and shall be effective as of, the date of such taking. In all other cases, or if neither Landlord nor Tenant exercises its right to terminate, this Lease shall remain in effect. If a portion of the Premises is taken and this Lease is not terminated, the Basic Monthly Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises immediately prior to the taking. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord, provided that Tenant shall be entitled to any award for the loss of or damage to Tenant's trade fixtures or loss of business, provided that a separate award is actually made to Tenant and that the same will not reduce Landlord's award. Tenant shall have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings.

15.

Landlord's Financing. This. Lease shall be subordinate to any existing or future first mortgage, first deed of trust, ground lease, declaration of covenants, conditions, easements and restrictions, declaration of planned unit development or declaration of condominium, and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments. No documentation other than this Lease shall be required to evidence such subordination. If the holder of any mortgage or deed of trust elects to have this Lease superior to the lien of its mortgage or deed of trust and gives written notice of such election to Tenant, this

Lease shall be deemed prior to such mortgage or deed of trust. Tenant shall execute such documents which may be required by Landlord to confirm such subordination or priority within ten (10) days after request. Tenant shall from time to time if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Shopping Center. In the event of any sale, assignment or transfer of Landlord's interest under this Lease or in the Premises, Tenant shall attorn to Landlord's successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

                                16.        Default

16.1 Default by Tenant. The occurrence of any of the following events shall constitute a default by Tenant under this Lease: (a) Tenant fails to timely pay any installment of Basic Monthly Rent, Percentage Rent, Tenant's Share of Operating Expenses or any other sum due under this Lease within three (3) days after written notice is given to Tenant that the same is past due; (b) Tenant fails to timely observe or perform any other term, covenant or condition to be observed or performed by Tenant under this Lease within three (3) days after written notice is given to Tenant of such failure; provided, however, that if more than three (3) days is reasonably required to cure such failure, Tenant shall not be in default if Tenant commences such cure within such three (3) day period and diligently prosecutes such cure to completion; (c) Tenant or any guarantor of this Lease dies (if an individual), files a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution; (d) Tenant vacates or abandons the Premises; or (e) any guarantor of this Lease attempts to rescind or terminate its guaranty.

16.2 Remedies. On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, (a) perform in Tenant's stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any cost incurred by Landlord with interest from the date of such expenditure until paid in full at the greater of the prime rate then charged by Key Bank of Utah (or any other bank or savings and loan association designated by Landlord ), plus four percent (4%), or eighteen percent (18%) per annum (the "Interest Rate"); (b) terminate Tenant's rights under this Lease by written notice; (c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease); and (d) pursue any other remedy allowed by law. Tenant shall pay to Landlord the cost of reasonable renovation, remodeling and alteration of the Premises; the amount of any commissions paid by Landlord in connection with the reletting of the Premises, and all other costs and damages arising out of Tenant's default, including attorneys' fees and costs. Notwithstanding any termination or reentry, the liability of Tenant for the rent reserved in this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord on demand for any deficiency arising from reletting the Premises at a lesser rent than applies under this Lease.

16.3 Past Due Amounts: Obligations Independent. If Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest. In addition, Landlord may also charge a sum of seven percent (7%) of such unpaid amount as a service fee. This late payment charge is intended to compensate Landlord for Landlord's additional administrative costs resulting from Tenant's failure to timely perform Tenant's obligations under this Lease, and has been agreed on by Landlord and Tenant after negotiation as a reasonable estimate of the additional administrative costs which will be incurred by Landlord as a result of such failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge shall constitute liquidated damages and shall be paid to Landlord together with such unpaid amount. The payment of this late payment charge shall not constitute a waiver by Landlord of any default by Tenant under this Lease. All amounts due under this Lease are and shall be deemed to be rent or additional rent, and shall be paid without abatement, deduction, offset, prior notice or demand (unless provided otherwise by the terms of this Lease). The payment of Basic Monthly Rent, Percentage Rent, Tenant's Share of Operating Expenses, all other amounts due and all other obligations of Tenant under this Lease are severable from and independent of any obligation of Landlord under this Lease.

16.4 Default by Landlord. Landlord shall not be in default under this Lease unless Landlord, or the holder of any mortgage or deed of trust covering the Shopping Center whose name and address have been furnished to Tenant in writing, fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord. If the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within such thirty (30) day period and after such commencement diligently prosecutes the same to completion. In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord's default.

                                  17.        Expiration or Termination.

17.1 Surrender of Premises. On the expiration of the Term or sooner termination of this Lease, Tenant shall, at Tenant's own cost, (a) promptly and peaceably surrender the Premises to Landlord "broom clean," in good order and condition; (b) repair any damage to the Shopping Center caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant; (c) repair, patch and paint in a good and workmanlike manner satisfactorily to Landlord all holes and other marks in the floors, walls and ceilings of the Premises; and (d) deliver all keys to the Premises to Landlord. Before surrendering the Premises, Tenant shall, at Tenant's sole cost, remove Tenant's movable personal property and trade fixtures (including signage) only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises as the property of Landlord without compensation; however, Tenant shall not remove any personal property or trade fixtures from the Premises without Landlord's prior written consent if such removal will impair the structure of the Shopping Center or if Tenant is in default under this Lease. If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et. seq., of the TTtah Code Arm. (or any replacement provision). Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. No surrender of Premises shall be effected by Landlord's acceptance of the keys or of the rent or by any other means without Landlord's written acknowledgement of such acceptance as a surrender. Tenant shall not be released from Tenant's obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

17.2 Holding Over. Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys' fees, resulting from delay by Tenant in surrendering the Premises in accordance with the provisions of this Lease. If Tenant remains in possession of the Premises or any part of the Premises after the expiration of the Term or sooner termination of this Lease with the acquiescence or consent of Landlord, such occupancy shall be a tenancy from month to month at a rental (and not as a penalty) in the amount of two hundred percent (200%) of the last monthly rental, plus all other charges payable under this Lease, and on all of the terms of this Lease applicable to a month to month tenancy.

17.3 Survival. The provisions of this Paragraph 17 shall survive the expiration of the Term or sooner termination of this Lease.

   18.        Estoppel Certificate. Tenant shall, within five (5) days after Landlord's request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing signed by Landlord as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied, or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant; (f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; (h) the amount of the Security Deposit; and (i) such other information as Landlord may request. Landlord's mortgage lenders and purchasers shall be entitled to rely on any estoppel certificate not returned within such five (5) day period, and Tenant shall be deemed to have admitted and confirmed to Landlord and Landlord's mortgage lenders and purchasers the information contained in such certificate, or in the alternative, at Landlord's election, Landlord may execute the same on behalf of Tenant as Tenant's duly authorized attorney-in-fact. For such purpose, Tenant makes, constitutes and appoints Landlord as Tenant's true and lawful attorney to act for Tenant and in Tenant's name, place and stead and for Tenant's use and benefit. Such power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

19.

Parking; Signage.

19.1 Parking. Automobiles of Tenant and Tenant's Occupants shall be parked only within parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant or Occupants associated with any other tenant. Landlord may from time to time designate parking space for Tenant and make such other rules and regulations as Landlord reasonably determines to be necessary or appropriate. Landlord and Landlord's representatives may, without any liability to Tenant or Tenant's Occupants, cause to be removed any automobile of Tenant or Tenant's Occupants that may be parked wrongfully in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorney's fees, arising in connection with such removal. Tenant shall cause Tenant's employees to park only in parking areas designated by Landlord for parking of Shopping Center employees if Landlord elects to so regulate the Shopping Center parking.

19.2 Signage. Subject to the prior written approval of Landlord, Tenant shall purchase and erect one sign on the front of the Premises not later than the date on which Tenant opens for business or thirty (30) days after the Commencement Date, whichever is sooner. Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises or elsewhere in the Shopping Center, any sign, decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord's written approval. Landlord may, at Tenant's cost, and without notice or liability to Tenant, enter the Premises and remove any item erected in violation of this Paragraph. Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations. All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Shopping Center. At Tenant's sole expense, Tenant shall maintain all permitted signs and shall, on the expiration of the Term or sooner termination of this Lese, remove all such permitted signs and repair any damage caused by such signs or removal thereof.

20.

Substitution. At any time after the execution of this Lease, Landlord may substitute for the Premises other premises (the "New Premises") in the Shopping Center, in which event the New Premises shall as of the effective date of substitution be deemed to be the Premises for all purposes under this Lease. Such substitution may be made (a) if the New Premises are similar to the Premises in area and in suitability for Tenant's purposes; and (b) if Tenant is occupying the Premises at the time of such substitution, Landlord pays the actual out-of-pocket expense of moving Tenant and Tenant's property to the New Premises and, at Landlord's sole cost, Landlord improves the New Premises with improvements substantially similar to those located in the Premises. Landlord shall not be responsible for any other costs that may be incurred by Tenant in connection with such substitution.

21.

Rules. Tenant and Tenant's Occupants shall faithfully observe and comply with all of the rules set forth on the attached Exhibit D, and Landlord may from time to time amend, modify or make additions to or deletions from such rules. Such amendments, modifications, additions and deletions shall be effective on notice to Tenant. On any breach of any of such rules, Landlord may exercise any or all of the remedies provided in this Lease on a default by Tenant under this Lease and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules. Landlord shall not be responsible to Tenant for the failure by any other tenant or person to observe such rules.

                             22.          General Provisions.

22.1 No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant's business or otherwise.

22.2 Force Majeure. If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or materials, fire, accident, failure of power, restrictive governmental laws, ordinances, regulations or requirements of general applicability, riots, civil commotion, insurrection, war or other reason not the fault of the party delayed, hindered or prevented and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for the period equivalent to the period of such delay. The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

22.3 Notices. Any notice or demand to be given by Landlord or Tenant to the other shall be given in writing by personal service, telegram, express mail, Federal Express, DHL or any other similar form of courier or delivery service, or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such party as follows:

If to Landlord:

Ream Fiesta Village, Ltd.

160 East Claybourne Avenue

Salt Lake City, Utah 84115

If to Tenant:

Two Suns, L.L.C.

9005 Cobble Canyon Lane Sandy, Utah 84093

Either Landlord or Tenant may change the address at which such party desires to receive notice on written notice of such change to the other party. Upon written request by Landlord, Tenant shall give notice to Landlord's lender(s) of any notice given to Landlord. Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the party to which the notice is directed; provided, however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

22.4 Severability. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

22.5 Broker Commissions. Except as agreed in writing by Landlord, Tenant represents and warrants that no claims exist for brokerage commissions or finder's fees in connection with this Lease and agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorney's fees, arising from any such brokerage commissions or finder's fees.

22.6 Use of Pronouns. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, corporation or a group of two or more individuals, partnerships, associations or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where more than one Landlord or Tenant exists and to corporations, associations, partnerships, individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

22.7 Successors. Except as otherwise provided in this Lease, all provisions contained in this Lease shall be binding on and shall inure to the benefit of Landlord and Tenant and their respective heirs, devisees, successors, assigns and legal representatives. On any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, on and after such sale or assignment, be relieved entirely of all of Landlord's obligations under this Lease and such obligations shall, as of the time of such sale or assignment, automatically pass to Landlord's successor in interest.

22.8 Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Premises, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other assets of Landlord or any other person shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

22.9 Quiet Enjoyment. If Tenant pays the rent reserved under this Lease and observes and performs all of the terms, covenants and conditions to be observed and performed by Tenant under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term without interference from Landlord, or anyone claiming by, through or under Landlord, subject to all of the provisions of this Lease.

22.10 Waiver. No failure by any party to insist on the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent on a breach of this Lease shall constitute a waiver of any such breach or of such or any other covenant, duty or condition. Any party may, by notice delivered in the manner provided in this Lease, but shall be under no obligation to, waive any of its rights or any conditions to its obligations under this Lease, or any covenant or duty of any other party. No waiver shall affect or alter the remainder of this Lease but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

22.11 Rights and Remedies. The rights and remedies of Landlord and Tenant shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions. The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provisions of this Lease. The parties' respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy.

22.12 Authorization. Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

22.13 Attorney's Fees. If any action is brought to recover any rent or other amount under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the party prevailing in such action shall be entitled to recover from the other reasonable attorney's fees (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered. Tenant shall be responsible for all expenses incurred by Landlord, including, without limitation, attorneys' fees, that Landlord incurs in any case or proceeding involving Tenant under or related to any bankruptcy or insolvency law.

22.14 Merger. The surrender of this Lease by Tenant, the cancellation of this Lease by agreement of Landlord and Tenant or the termination of this Lease on account of Tenant's default shall not work a merger, and shall, at Landlord's option, either terminate any subleases for part or all of the Premises or operate as an assignment to Landlord of any of such subleases. Landlord's option under this paragraph 22.14 may be exercised by notice to Tenant and all known subtenants in the Premises.

22.15 Miscellaneous. The captions to the paragraphs of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease. Exhibits referred to in this Lease and any addenda, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part of this Lease. Tenant shall not record this Lease or a memorandum or notice of this Lease without the prior written consent of Landlord. This Lease and the exhibits, riders and addenda, if any, attached, constitute the entire agreement between the parties. Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed. Unless otherwise set forth in this Lease, all references to paragraphs are to paragraphs in this Lease. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition. This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Utah. Venue on any action arising out of this Lease shall be proper only in the District Court of the county in which the Premises are located, in the State of Utah, Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. Time is of the essence of each provision of this Lease. The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

23.

Options to Renew.

23.1 At the expiration of the original Term of this Lease, if the Lease is then in full force and effect, and the Tenant has fully performed all of Tenant's obligations under the Lease, then the Tenant shall have the option to extend and renew the term of this Lease for an additional five (5) years upon the same terms and conditions, except that rent shall be adjusted to prevailing market rates. Said option to renew shall be exercised by giving Landlord written notice of its election to so renew at least six (6) months prior to the termination of said original . Term.

LANDLORD AND TENANT have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.

Dated:                                                     LANDLORD:

REAM FIESTA VILLAGE, LTD.

By /S/Ruby Ream

Ruby Ream, Vice-President of Ream's Food Stores, General Partner

Dated:                                                           TENANT:

TWO SUNS, L.L.C.

By /s/David C. Merrell

Its Manager

Exhibit A

to

SHOPPING CENTER LEASE DESCRIPTION OF PREMISES

The Premises referred to in the foregoing instrument are located on the crosshatched area shown on the attached diagram.

Exhibit B

To

SHOPPING CENTER LEASE

PREPARATION OF PREMISES FOR OCCUPANCY

The respective obligations (if any) of Landlord and Tenant to prepare the Premises referred to in the foregoing instrument for occupancy are set forth on the attachments. (If neither Landlord nor Tenant has any obligations to prepare the Premises for occupancy, type "None" below on this page.)

NONE

Exhibit D

to

SHOPPING CENTER LEASE

RULES

The rules set forth in this Exhibit are a part of the foregoing Shopping Center Lease (the "Lease"). Whenever the term "Tenant" is used in these rules, such term shall be deemed to include Tenant and Tenant's Occupants. The following rules may from time to time be modified by Landlord in the manner set forth in the Lease. The terms capitalized in this Exhibit shall have the same meaning as set forth in the Lease.

1.

Obstruction. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways elevators or other common facilities of the Shopping Center shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not such item constitutes an obstruction, without the prior written consent of Landlord. Landlord may remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Shopping Center are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence, in the judgement of Landlord, would be prejudicial to the safety, character, reputation or interests of the Shopping Center or Landlord's tenants. Tenant shall not go on the roof of the Shopping Center.

2.

Deliveries. All deliveries and pickups of merchandise, supplies, materials, garbage and refuse to or from the Premises shall be made only through such access as may be designated by Landlord for deliveries and only during the ordinary business hours of the Shopping Center. Tenant shall be liable for the acts or omissions of any persons making such deliveries or pickups. Tenant shall not obstruct or permit the obstruction of such access.

3.

Moving. Furniture and equipment shall be moved in or out of the Shopping Center only through such access as may be designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. If Tenant's movers damage any part of the Shopping Center, Tenant shall pay to Landlord on demand the amount required to repair such damage.

4.

"Heavy Articles. No safe or article, the weight of which may, in the reasonable opinion of Landlord, constitute a hazard of damage to the Shopping Center, shall be moved into the Premises. Other safes and heavy articles shall be moved into, from or about the Shopping Center only during such hours and in such manner as shall be prescribed by Landlord in Landlord's reasonable discretion, and Landlord may designate the location of such safes and articles.

5.

Shopping Center Security. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Shopping Center. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Shopping Center of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Shopping Center during the continuance of the same by closing the entrances to the Shopping Center or any other reasonable method, for the safety of the tenants and protection of the Shopping Center and property in the Shopping Center.

6.

Pass Key. The janitor of the Shopping Center may at all times keep a pass key to the Premises, and such janitor and other agents of Landlord shall at all times be allowed admittance to the Premises.

7.

Looks and Keys for Premises. No additional lock or locks shall be placed by Tenant on any door in the Shopping Center and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any additional keys made. At the termination of this tenancy Tenant shall promptly return to Landlord all keys to offices and toilet rooms and provide Landlord with all combinations and keys for any locks, safes, cabinets and vaults remaining in the Premises. Tenant shall keep the doors of the Premises closed and securely locked at such times as Tenant is not at the Premises.

8.

Use of Water Fixtures. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended. No foreign substances of any kind shall be placed in them, and any damage resulting to the same from use on the part of Tenant shall be paid for by Tenant. No persons shall waste water by tying back or wedging the faucets or in any other manner. On leaving the Premises, Tenant shall shut off all water faucets and major electrical apparatus located within the Premises.

9.

No Animals; Excessive Noise. No animals shall be allowed in the Shopping Center. Tenant shall not place or permit the placement of any radio or television antenna, loudspeaker, sound amplifier, phonograph, searchlight, flashing light or other advertising media or device of any nature on the roof or outside of the boundaries of the Premises (except for Tenant's approved identification sign) or at any place where the same may be seen or heard outside of the Premises.

10.

Bicycles. Bicycles and other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Shopping Center, except in those areas designated by Landlord for bicycle parking.

11.

Trash. Tenant shall not allow any trash or refuse to be placed on the outside of the Shopping Center, nor shall any trash or refuse be thrown by Tenant out of the windows or doors, or down the corridors or ventilating ducts or shafts, of the Shopping Center. All trash and refuse shall be placed in receptacles provided by Landlord for the Shopping Center or by Tenant for the Premises.

12.

Exterior Windows, Walls and Doors. No window shades, blinds, curtains, shutters, screens or draperies shall be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord's prior written consent. Tenant shall keep the display windows and signs of the Premises well lighted until 11:00 p.m. each night or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, and shall maintain adequate night lights after that hour or period.

13.

Hazardous Operations and Items. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent. Tenant shall not use or keep in the Premises or the Shopping Center any kerosene, gasoline or other inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord. Explosives or other articles deemed extra hazardous shall not be brought into the Shopping Center.

14.

Hours for Repairs, Maintenance and Alteration. Any permitted repairs, maintenance or alterations to be performed by Tenant shall be completed after business hours of the Shopping Center and in a way that will not interfere with the business operations of the Shopping Center or other tenants of the Shopping Center.

EXHIBIT E

To

SHOPPING CENTER LEASE

SIGN CRITERIA

The following sign criteria have been established to assist tenants in complying with their leases. These basic standards have been made to govern the design, fabrication, and installation of tenant signs and are intended to afford all tenants with good visual identification day and night ' and to protect against poorly designed and badly proportioned signage. It will also assure the tenants that the Shopping Center will maintain its high quality image.

1.

Submission of Design and Approval

Tenant agrees, at Tenant's expense, to furnish Landlord, within a reasonable time from the execution of the lease, a detailed drawing in duplicate of Tenant's proposed sign using the following signage criteria. After being submitted, Landlord shall have twenty (20) days from receipt of said drawings to approve or reject said drawings. Landlord approval shall be in writing to Tenant within the aforementioned twenty (20) days. Should Landlord reject said drawings, Tenant shall have twenty (20) additional days from date of rejection to correct and resubmit the revised drawing to Landlord for Landlord's approval. Tenant agrees that it will not install its sign until receipt of written approval from Landlord.

2.

Sign Band

A.

Type of Construction: All lettering shall be internally illuminated, "pan channel" type construction, individual letter with plexiglass front.

B.

"Channelume" type letters will not be allowed.

C.

Mounting: All individual letters shall be raceway mounted on a metal raceway not to exceed 6" high and 6" deep. No visible fasteners to be allowed. Raceway shall be primed and painted with an automotive grade acrylic enamel color to Landlord's specifications.

D.

Wording of signs shall not include the product sold except as part of Tenant's trade name. Logos or insignia will be permitted on a case-by-case basis.

E.

No exposed crossovers, conductors, or conduit between letters will be allowed.

F.

No animated, flashing, or audible signage will be permitted.

G.

No box or can signs allowed.

H.

Signage colors should be conservative to avoid detracting from the image of the Shopping Center.

3.

Location on Sign Rand

A.

Tenant signage shall only be located in a specified zone in front of Tenant's space except for signage of end Tenants and corner Tenants which will be approved on a case-by-case basis by Landlord.

B.

Signage shall be horizontally centered in allowed space and shall not exceed RO% of store front.

C.

All letters shall line up along the imaginary base reference lines, 4" above the bottom of sign band.

D.

No lettering will be allowed to extend either above or below said sign band.

4.

Letter Size and Type

A.

Maximum letter height: 24 inches

B.

Minimum letter height: 6 inches

C.

All letters and logos will be a standard 5 inches in depth.

5.

Attachment Provisions

A.

All signage (raceways) attachments and primary electrical attachments shall be constructed to minimize marring of sign band. Visible fasteners will not be permitted.

6.

Secondary Signs

To maintain a high-quality look for the Shopping Center, the following requirements must be met for all display windows and exterior doors.

A.

No secondary exterior signs will be allowed on the building.

B.

No sandwich, easel, portable, or temporary box signs are allowed.

C.

Window signs will be allowed only on a temporary promotional basis as approved by the Merchant's Association. Signs not to exceed 25% of window. Neon, flashing, or animated signage will not be allowed.

D.

Tenant Window or Display Signage:

1.

Lighted, interior box signs will not be allowed.

2.

No temporary or permanent paper signs shall be permitted to be applied to the interior exterior faces of store front glass.

3.

All temporary promotional signs and displays in the store front shall be of professional quality.

4.

Window or door signage shall be printed letters no larger than 6 inches in height.

E.

No signage will be allowed on the rear of the buildings except a 12 x 12" plastic, engraved sign stating Tenant's name or "No Deliveries" or "Exit" only. Letters shall be white with a black background.

7.

General Guidelines

A.

Tenant Responsibility: All signs, permits, and related or resulting construction, shall be Tenant's responsibility, and all signs shall be installed under supervision of Landlord.

B.

No sign makers' identification, tabs, or stickers shall be permitted on the sign or sign band.

C.

Sign contractor shall repair any damage to Shopping Center caused by his work. All signs must conform to local building and electrical codes and EPA requirements.

8.

Summary

These criteria should be given to the Tenant's sign company to serve as a guide in preparing its design and cost estimates. In the event of any conflict in interpretation between Tenant and Landlord as to the application of these criteria, the decision of the Landlord shall be final and binding upon the Tenant.

Endnotes

Dated.

/ O'-f

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